UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: October 2, 2009

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas	78332
(Address of Principal Executive Offices)	(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 –	Entry into a Material Definitive Agreement

On October 2, 2009, Forbes Energy Services Ltd., a company formed under the laws of Bermuda, or the Company, and certain of its subsidiaries completed the transactions contemplated a Notes Purchase Agreement with Goldman, Sachs & Co., or Goldman. Under the Notes Purchase Agreement, the Company’s subsidiaries, Forbes Energy Services LLC, a Delaware limited liability company, and Forbes Energy Capital Inc., a Delaware corporation, or collectively the Issuers, issued and sold, and Goldman purchased, $20,000,000 aggregate principal amount of First Lien Floating Rate Notes due 2014, or the First Priority Notes, in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended. The Company and each of the Company’s domestic subsidiaries, except for the Issuers, guaranteed the First Priority Notes on a senior secured basis. These guaranteeing entities are referred to herein as the Guarantors. The Company used the net proceeds from this issuance to repay and terminate its revolving credit facility with Citibank, N.A.

Pursuant to the Notes Purchase Agreement, the First Priority Notes were issued pursuant to an indenture dated October 2, 2009, or the First Priority Indenture, among the Company, the Guarantors and Wilmington Trust FSB, as trustee. Under the First Priority Indenture, the First Priority Notes and the associated guarantees are secured by first priority liens on substantially all of the assets of the Company and the Company’s domestic subsidiaries, subject to certain exceptions and permitted liens. The First Priority Notes provide for payments of interest semi-annually on February 1 and August 1 of each year, commencing on February 1, 2010, at a rate per annum, reset semi-annually, equal to six month LIBOR plus 800 basis points. Interest will accrue on the First Priority Notes from October 2, 2009 and the First Priority Notes will mature on August 1, 2014.

The First Priority Notes are subject to requirements that the Company offer to purchase the First Priority Notes upon a change of control, following certain asset sales, and if the Company has excess cash flow for any fiscal year. Also, the Issuers may, at their option, redeem all or part of the First Priority Notes from time to time at specified redemption prices and subject to certain conditions. The First Priority Indenture limits the ability of the Company and the Company’s domestic subsidiaries to, among other things, transfer or sell assets; move assets outside of the United States; pay dividends, redeem subordinated indebtedness, make investments or make other restricted payments; incur or guarantee additional indebtedness or issue disqualified capital stock; make capital expenditures that exceed certain amounts; create, incur or suffer to exist liens; incur dividend or other payment restrictions affecting certain subsidiaries; consummate a merger, consolidation or sale of all or substantially all of our assets; enter into transactions with affiliates; designate subsidiaries as unrestricted subsidiaries; engage in a business other than a business that is the same or similar to our current business and reasonably related businesses; and take or omit to take any actions that would adversely affect or impair in any material respect the liens in respect of the collateral securing the First Priority Notes. These covenants are subject to a number of important limitations and exceptions. Further, the First Priority Indenture also provides for events of default, which, if any of them occur, would, in certain circumstances, permit or require the principal, premium, if any, and interest on all the then outstanding First Priority Notes to be due and payable immediately. Additionally, in certain circumstances an event of default under the First Priority Indenture would cause an event of default under the cross-default provision of the indenture governing the Issuers’ 11% senior secured notes issued in 2008.

The foregoing description of the First Priority Indenture and Notes Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the First Priority Indenture and Notes Purchase Agreement which are included as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

A copy of the press release related to the completion of the transactions contemplated by the Notes Purchase Agreement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.02 –	Termination of a Material Definitive Agreement.

As discussed in Item 1.01 hereof, on October 2, 2009, the Company used the proceeds from the issuance of the First Priority Notes to refinance the outstanding obligations of the Company and its subsidiaries under its existing revolving credit facility with Citibank, N.A. No material termination fees or penalties were incurred by the Company in connection with the termination of the revolving credit facility with Citibank.

Item 2.03 –	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference.

Item 9.01 –	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1*	Indenture dated October 2, 2009, by and among Forbes Energy Services LLC, Forbes Energy Capital Inc., C.C. Forbes, LLC, TX Energy Services, Superior Tubing Testers, LLC, Forbes Energy International, LLC, Forbes Energy Services Ltd. and Wilmington Trust FSB, as trustee.

10.1	Notes Purchase Agreement dated September 25, 2009, by and among Forbes Energy Services LLC, Forbes Energy Capital Inc., C.C. Forbes, LLC, TX Energy Services, Superior Tubing Testers, LLC, Forbes Energy International, LLC, Forbes Energy Services Ltd. and Goldman, Sachs & Co. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 25, 2009).

99.1*	Press Release dated October 5, 2009.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: October 5, 2009	By:	/s/ L. MELVIN COOPER
L. Melvin Cooper
Senior Vice President, Chief Financial Officer and
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Indenture dated October 2, 2009, by and among Forbes Energy Services LLC, Forbes Energy Capital Inc., C.C. Forbes, LLC, TX Energy Services, Superior Tubing Testers, LLC, Forbes Energy International, LLC, Forbes Energy Services Ltd. and Wilmington Trust FSB, as trustee.

10.1	Notes Purchase Agreement dated September 25, 2009, by and among Forbes Energy Services LLC, Forbes Energy Capital Inc., C.C. Forbes, LLC, TX Energy Services, Superior Tubing Testers, LLC, Forbes Energy International, LLC, Forbes Energy Services Ltd. and Goldman, Sachs & Co.

99.1*	Press Release dated October 5, 2009.

*	Filed herewith